                                  EXHIBIT 10.21


                                  CONFIDENTIAL


                        SEPARATION AGREEMENT AND RELEASE


This Separation Agreement and Release (hereafter "Agreement") is entered into by and between Arena Pharmaceuticals, Inc. (hereafter, as defined below, "Company") and Richard P. Burgoon, Jr. (hereafter "Executive"), an individual who resides in California. As used in this Agreement, "Company" shall include and encompass all of the past, present, or future parent, affiliated, related and/or subsidiary companies of Arena Pharmaceuticals, Inc. (including without limitation ChemNavigator.com, Inc., Aressa Pharmaceuticals, Inc. and BRL Screening, Inc.), and their past, present, and future directors, shareholders, officers, employees, agents, attorneys and representatives. In consideration of the mutual promises and undertakings of the parties, it is agreed as follows:

1. FINAL DAY OF EMPLOYMENT. Executive's final day of employment with the Company is September 30, 2001 (the "Separation Date"). Executive hereby resigns as an officer and director, as applicable, of the Company, including, without limitation, ChemNavigator.com, Inc., as of September 30, 2001. Following this date, Executive shall cease to be employed by the Company in any capacity, and shall cease to be an officer and/or director of the Company. In addition, Executive's Services Agreement with Chemnavigator.com, Inc. (the "Services Agreement"), a true and correct copy of which is attached hereto as Exhibit "A", shall terminate effective the Separation Date.

2. PAYMENT. In consideration for the release provided in Paragraph 4 and the performance of the consulting services identified in paragraph 8 below, following the Company's receipt of a fully executed copy of this Agreement and the expiration of the revocation period identified in paragraph 13 below, the Company will:

              Pay Executive through November 15, 2001 severance pay in an amount equivalent to Executive's regular weekly salary as of the Separation Date. Such payment shall be made on those days Executive would have received payment of wages were he still employed by the Company, beginning on the first payday after this Agreement becomes effective, or the Separation Date, whichever is later. Executive will be responsible for all taxes associated with severance payments received from the Company.

              Arrange to provide to the Executive, through November 15, 2001, without cost, health and dental insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Separation Date; or, as an alternative, the Company may elect to pay the Executive cash in lieu of such coverage in an amount equal to the Executive's cost (taking into account the tax effect to the Executive) of continuing such coverage, where such coverage may not be continued (or where such continuation would adversely affect the tax status of the plan pursuant to which the coverage is provided). The COBRA health care continuation coverage period under Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") will begin to run at the earlier of (i) November

                  15, 2001, or (ii) when a cash payment is made in lieu of such coverage. Benefits otherwise receivable by the Executive pursuant to this paragraph 2(b), shall be reduced to the extent comparable benefits are actually received by the Executive without cost between the Separation Date and November 15, 2001 (and any such benefits actually received by the Executive shall be reported to the Company by the Executive); provided that this reduction shall not apply to any benefits with respect to which the Company has made a cash payment in lieu of coverage.

3. STOCK OPTIONS, ETC. Executive agrees and acknowledges that Exhibit B accurately sets forth all of his (i) unexercised options to purchase shares of the Company's Common Stock and the restricted stock which have been granted or issued under the Company's equity compensation plans or otherwise (the "Employee Options"), or (ii) restricted stock issued to Executive pursuant to the Services Agreement (the "ChemNavigator Shares") as of September 30, 2001, and which expire or are subject to forfeiture or repurchase upon the termination of Executive's employment in accordance with the terms of such Employee Options or Services Agreement, as applicable. In consideration of Executive's agreement to the terms of this Agreement, (x) the Employee Options shall continue to vest in accordance with their terms through September 30, 2001, and shall remain exercisable for a period of 90 days thereafter, at which time any unexercised Employee Options shall terminate and be of no further force or effect, (y) 46,250 shares of Company stock that Executive received upon the exercise of unvested Employee Options shall vest as of September 11, 2001 and the Company hereby waives its right to repurchase such shares, and (z) the ChemNavigator Shares that are unvested or subject to repurchase or forfeiture as of September 30, 2001 shall be repurchased by ChemNavigator.com on such date at a purchase price of $.0001 per share pursuant to the terms of the Services Agreement. Executive hereby acknowledges receipt of $8.75 from ChemNavigator.com and directs ChemNavigator.com to cancel the outstanding certificate issued to Executive and issue a new certificate for 87,500 shares of ChemNavigator.com common stock. Executive agrees that all unvested, unexercised Employee Options terminate or are forfeited at September 30, 2001.

                  Executive acknowledges that his right to participate in the 2001 Arena Employee Stock Purchase Plan (the "Stock Purchase Plan") terminates on the Separation Date. Executive acknowledges and agrees that he has previously elected to participate in the Stock Purchase Plan at the level of 5% of his Compensation (as defined in the Stock Purchase Plan) and that pursuant to the terms of the Stock Purchase Plan, the next Exercise Date on which Executive will purchase shares pursuant to the Stock Purchase Plan will be September 28, 2001. Executive further acknowledges and agrees that the number of shares purchased on that date shall be based on the market price of the stock on that date and that unless Executive elects to withdraw and has done so effectively pursuant to the terms of the Stock Purchase Plan, Executive will purchase such additional shares of stock on that date.

4. RELEASE BY EXECUTIVE. In consideration for the valuable benefits provided in paragraphs 2 and 3 above, Executive voluntarily and knowingly releases and discharges the Company from any and all claims or causes of action, known or unknown, in law or in equity, based upon any fact, circumstance, or event occurring or existing at or prior to Executive's execution of this Agreement. This release specifically includes but is not limited to any claims or actions arising out of or during Executive's employment with the Company and/or the separation of the employment. This includes a release of any rights or claims Executive may have under the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination and harassment in employment based on race, color, national origin, religion, ancestry, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act, which prohibits discrimination on the basis of physical or mental disability; the Family and Medical Leave Act, which permits leave for specified purposes and job restoration; and, every other federal, state or local law or regulation or common law prohibiting employment discrimination and/or harassment (such as the California Fair Employment & Housing Act and Family Rights Act) or limiting or prohibiting termination of employment or prescribing the method of payment or amount of wages and other compensation for work. This also includes a release by Executive of any claims for wrongful discharge, both in tort and contract (whether oral or written, express or implied), fraud, or other tort. This release covers both claims that Executive knows about and those Executive may not know about. THIS RELEASE INCLUDES, AMONG OTHERS, CLAIMS BASED ON AGE DISCRIMINATION IN VIOLATION OF THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT AND APPLICABLE STATE LAW. SUCH LAWS PROHIBIT AN EMPLOYER FROM TAKING ADVERSE ACTION AGAINST AN EMPLOYEE, INCLUDING TERMINATING EMPLOYMENT, ON THE BASIS OF THE EMPLOYEE'S AGE OF 40 OR MORE. BY AGREEING TO THE RELEASE AND WAIVER IN THIS PARAGRAPH, EXECUTIVE IS AGREEING TO FOREGO ANY CLAIM AND AGREEING NOT TO SUE ON THE GROUND, AMONG OTHERS, THAT THE TERMINATION OF EXECUTIVE'S EMPLOYMENT BY THE COMPANY VIOLATED THE ADEA. This release does not include any right Executive may have to indemnification pursuant to (i) California Labor Code section 2802, or
(ii) the Indemnification Agreement in the form substantially provided and to be entered into by and between the Company and Executive (the "Indemnification Agreement"), or (iii) the Company's bylaws as now in effect with regard to any actions which may be brought against him by parties other than the Company in connection with his employment by the Company, provided that he cooperates fully with the Company as a witness or otherwise in connection with any such actions.

5. RELEASE BY THE COMPANY. The Company voluntarily and knowingly releases and discharges Executive from any and all claims or causes of action, known or unknown, in law or in equity, based upon any fact, circumstance, or event occurring or existing at or prior to Executive's execution of this Agreement, except claims or causes of action arising from or based on fraud by Executive, or the gross misconduct or criminal acts of Executive. This release specifically includes but is not limited to any claims or actions arising out of or during Executive's employment with the Company and/or the separation of the employment, except those relating to the fraud, gross misconduct or criminal acts of Executive.

6. WAIVER. Executive and the Company each expressly waives all rights afforded by any statute (such as Section 1542 of the Civil Code of California) which limits the effect of a release with respect to unknown claims. Executive and the Company each understands the significance of this release of unknown claims and waiver of statutory protection against a release of unknown claims (such as under Section 1542). Section 1542 of the Civil Code of the State of California states as follows:

                           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, Executive and the Company each expressly acknowledges that this release is intended to include in its effect, without limitation, all claims which he does not know or suspect to exist in his favor at the time of execution hereof, and that this release contemplates the extinguishment of any such claim or claims; PROVIDED, that in the case of the Company, this release shall not extend to claims arising from or based on fraud by Executive, or the gross misconduct or criminal acts of Executive.

7. TRADE SECRETS AND CONFIDENTIAL INFORMATION. In further consideration for the benefits provided in paragraphs 2 and 3 above, Executive acknowledges and agrees that he will not reveal to any person or entity or use at any time in the future any trade secrets, proprietary or confidential information, manufacturing processes, marketing information, or customer information which he may have obtained during his employment with the Company. Such trade secrets and proprietary and confidential information include, but are not limited to, internal company reports, software, quality control standards and processes, environmental control standards and processes, research and development processes, personnel information, and technology information of any kind. Executive understands and agrees that his breach of the agreement in this paragraph may result in legal action by the Company seeking legal or equitable relief against him or any person or entity to whom he discloses or for whom he uses the information covered in this paragraph. Executive further acknowledges and agrees that the Company may suspend and not make any remaining payments under paragraph 2 if and when he violates this paragraph; PROVIDED that the Company gives Executive prior written notice to Executive of the nature of the alleged violation, including the Company's basis for believing Executive has violated the provisions of this paragraph, and of the Company's intent to suspend payments; PROVIDED, FURTHER, that if Executive disputes the alleged violation pursuant to the provisions of paragraph 15 herein, the Company shall continue making such payments; PROVIDED, FURTHER, that in the event Executive is found to have violated the provisions of this paragraph pursuant to the provisions of paragraph 15 herein, Executive shall pay to the Company an amount equal to all such payments made to Executive after the date the violation occurred, along with other damages, if any.

8. CONSULTING SERVICES. In further consideration for the benefits provided in paragraphs 2 and 3 above, Executive agrees to act as a consultant for the Company for a period between the Separation Date and November 15, 2001 (the "Consultancy Term"). The parties acknowledge that the Executive will be an independent contractor during the consultancy term and, consequently, the Executive will not receive any benefits provided to employees (other than those provided for in paragraph 2(b) above). During the Consultancy Term, the Executive will serve as a non-employee consultant to the Company and will perform services, including without limitation, providing advice and information concerning the Company's business, as reasonably requested and required by the Chief Executive Officer of the Company and/or his designee, from time to time upon reasonable prior notice; PROVIDED, that Executive shall not be required to perform such services in excess of ten (10) hours per week. In addition, the Executive will respond to inquiries from the Company about any matters concerning the Company or its affairs that occurred or arose during the period of the Executive's employment by the Company or during the Consultancy Term, and the Executive will cooperate with the Company in investigating, prosecuting and defending any charges, claims, demands, liabilities, causes of action, lawsuits and other proceedings by, against or involving the Company relating to any period during which the Executive was employed by or serving as a consultant to the Company or relating to matters of which the Executive had knowledge or should have knowledge by virtue of his or her employment by or consultancy for the Company. The Company will reimburse the Executive for all reasonable expenses incurred in complying with this paragraph in accordance with the Company's employee business expense approval procedures then in effect.

9. NON-DISPARAGEMENT. Executive and the Company acknowledge and agree that neither will make any negative or disparaging statements about the other, or in the case of Executive, about any of the Company's directors, officers, or employees (or any of the Company's parents, subsidiaries, and affiliates or any of their directors, officers, and employees), provided that it shall not be a violation of this paragraph for Executive, or the Company or its directors, officers or employees, to make truthful statements when required to do so by court order, by the proper inquiry of a State or Federal governmental agency, or by a subpoena to testify issued by a court of competent jurisdiction.

10. NON-ADMISSION. The Company has entered into this Agreement with Executive to effect a mutually acceptable termination of his employment with the Company. Neither the Company nor Executive believes or admits that it or he, respectively, has done anything wrong.

11. ENTIRE AGREEMENT. It is agreed and understood that this Agreement contains and comprises the entire understanding of the parties on the subjects covered herein and that there are no additional or other promises, representations, terms or provisions other than those expressly contained herein or in the Confidentiality and Invention Agreement or the Indemnification Agreement executed by Executive. This Agreement shall not be modified except in writing signed by each of the parties.

12. ENFORCEABILITY. If any term in this Agreement is determined to be unenforceable, that term and the remaining terms of this Agreement shall nevertheless be enforced to the fullest extent permitted by law. The unenforceability of any term shall not affect the enforceability of any remaining terms.

13. ACKNOWLEDGMENT OF TIME TO CONSIDER AND REVOKE AND RIGHT TO COUNSEL. In signing this Agreement, Executive acknowledges that:

              He has been advised in writing to consult with an attorney before signing this Agreement.

              He is entitled to not less than twenty-one (21) days to consider whether to enter into the Agreement.

              He understands that this Agreement shall not become effective or enforceable until seven (7) days after Executive's execution and return to the Company of this Agreement. He also understands that he may revoke this Agreement during this seven (7) day period. To be effective, the revocation must be in writing and DELIVERED to the Company's Chief Executive Officer at the Company's Corporate Headquarters, within this seven (7) day period.

              He understands that on the eighth day after Executive's execution of this Agreement, unless revoked earlier, this Agreement will become effective and enforceable without any further affirmative action by either himself or the Company.

14. INDEMNIFICATION. The Company will enter into an Indemnification Agreement with Executive in the same form as that made generally available to the Company's officers and directors when and as approved by the Company's Board of Directors. The Company currently intends to enter into such Indemnification Agreements during the last quarter of 2001. With respect to Executive, the effective date of any such Indemnification Agreement shall e September 30, 2001.

15. ARBITRATION. Any dispute or controversy arising from or relating to this Agreement shall be decided exclusively by final and binding arbitration in the County of San Diego, State of California, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitrator shall be selected by agreement between Executive and the Company, but if the parties do not agree on an arbitrator within 30 days after the date of the notice requesting arbitration, the arbitrator shall be selected pursuant to the rules of that Association. At the request of either Executive or the Company, arbitration proceedings shall be conducted in the utmost secrecy, and, in such case, all documents, testimony and records shall be received, heard and maintained confidential by Executive and the Company and by their respective attorneys and experts who shall agree, in advance and in writing, to receive all such information confidentially and to maintain the secrecy of such information until such information shall become generally known. Each party shall pay its own expenses for the arbitration, and the fee and expenses of the arbitrator shall be shared equally.

              {SIGNATURE PAGE TO SEPARATION AND RELEASE AGREEMENT}
In witness of which, the parties have executed this Separation Agreement and Release on the date set forth below.

ARENA PHARMACEUTICALS, INC.
BRL SCREENING, INC.
ARESSA PHARMACEUTICALS, INC.


By:      /s/ Jack Lief                          Dated:  September 11, 2001
    -----------------------------------
         Jack Lief
         President & CEO

CHEMNAVIGATOR.COM, INC.
CNC HOLDINGS, INC.


By:      /s/ Scott Hutton                       Dated:  September 11, 2001
    -----------------------------------
         Scott Hutton
         President & CEO

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

Agreed and Accepted:


         /s/ Richard P. Burgoon                 Dated:  September 11, 2001
---------------------------------------
Richard P. Burgoon, Jr.


                                       7
              {SIGNATURE PAGE TO SEPARATION AND RELEASE AGREEMENT}

                                    EXHIBIT A


                               SERVICES AGREEMENT

                             CHEMNAVIGATOR.COM, INC.


         THIS SERVICES AGREEMENT is entered into as of May 26, 1999, by and between CHEMNAVIGATOR.COM, INC. a Delaware corporation ("CNC"), and RICHARD P. BURGOON, JR. ("Consultant").

         1. CNC wishes to obtain the services of Consultant for certain purposes and Consultant wishes to provide such services, all subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound hereby, CNC and Consultant hereby agree as follows:

         1. SERVICES TO BE PROVIDED. During the term of this Agreement, Consultant shall perform for CNC the services described on EXHIBIT A attached hereto and made a part hereof (the "Services").

         2. TERM. The initial term of this Agreement shall begin and terminate as set forth in EXHIBIT A.

         3.       COMPENSATION; NO BENEFITS.

         (a) As compensation for Consultant's performance of the services to be performed by Consultant under this Agreement, CNC shall pay Consultant the amounts specified in EXHIBIT A attached hereto, in accordance with the schedule set forth in EXHIBIT
                  A. Consultant shall be responsible for all expenses incurred in connection with the performance of the Services, including travel, hotel and meal expenses, UNLESS the travel, hotel and meal expenses are approved in advance by CNC and the expenses are incurred in accordance with CNC's reimbursement policies.

         (b) Consultant is not an employee of CNC and will not be entitled to participate in or receive any benefit or right as an CNC employee under any CNC employee benefit and welfare plans, including, without limitation, employee insurance, pension, savings and security plans as a result of Consultant entering into this Agreement.

         4.       OWNERSHIP OF RESULTS.

                  (a) All findings, conclusions and data and all inventions, discoveries, trade secrets, techniques, processes and know-how, whether or not patentable, that are made by Consultant, either alone or with others, in the performance of the Services or which result, to any extent, from use of CNC's premises or property (collectively, "Inventions") shall become the exclusive property of CNC. Consultant hereby assigns, transfers and conveys all of his/her right, title and interest in and to any and all Inventions to CNC.

                  (b) Upon the request and at the expense of CNC, Consultant will execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document such transfer or to enable CNC to apply for, prosecute and enforce patents, trademark registrations or copyrights in any jurisdiction with respect to any Inventions or to obtain any extension, validation, re-issue, continuance or renewal of any such intellectual property right. Without limiting the foregoing, Consultant shall assign, grant and convey unto CNC all of his/her right, title and interest, now existing or that may exist in the future, in and to any copyrights in any findings, reports, data compilations and other information and material resulting from the performance of the Services. Consultant shall not submit applications for copyright registration in any country for any information or materials created by Consultant pursuant to this Agreement.

                  (c) The provisions of this paragraph 4 shall survive the expiration or sooner termination of the term of this Agreement.

         5. CONFIDENTIALITY. Consultant will not, either during or after the term of this Agreement disclose to any third person or use any confidential or proprietary information of CNC or its corporate collaborators for any purpose other than the performance of the Services, without the prior written authorization of CNC. This obligation shall not apply to information that is in the public domain through no fault of Consultant. For purposes of this paragraph 5, "confidential or proprietary information" includes, without limitation, the structure and activity of chemical compositions, biomaterials, micro-organisms, cells, cell lines and the progeny and derivatives thereof, patent applications, marketing methods and plans, pricing information, manufacturing information and other unpublished information related to the business or the financial condition of CNC and its affiliates and corporate collaborators. The provisions of this paragraph 5 shall survive the expiration or sooner termination of the terms of this Agreement.

         6. TERMINATION. Notwithstanding the provisions of paragraph 2, either Party may terminate this Agreement for any reason whatsoever, upon thirty
(30) days written notice to the other Party. In such event, CNC shall be responsible for any portion of the compensation owed to Consultant under paragraph 3 for any Services rendered prior to the effective date of such termination.

         7. RETURN OF CNC PROPERTY. Consultant will return to CNC any property of CNC in his/her possession, at any time when so requested by CNC and in any event upon termination of this Agreement. Consultant will not remove any CNC property from CNC premises without written authorization from CNC.

         8. NO CONFLICTING AGREEMENTS. Consultant represents that Consultant is not a party to any existing agreements that would prevent Consultant from entering into and performing this Agreement. Consultant will not enter into any other agreement that is in conflict with his/her obligations under this Agreement. Consultant shall not seek funding to support the Services from any third party (including the U.S. Government), without the prior written consent of CNC.

         9. INDEPENDENT CONTRACTOR. Consultant is an independent contractor under this Agreement. Neither Party shall have the power to bind the other Party to any agreement, contract, obligation or liability.

         10. ENTIRE AGREEMENT, AMENDMENT AND ASSIGNMENT. This Agreement is the sole agreement between Consultant and CNC with respect to the Services to be performed hereunder and it supersedes all prior agreements and understandings with respect thereto, whether oral or written. No modification to any provision of this Agreement shall be binding unless in writing and signed by both Consultant and a duly authorized representative of CNC. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the Parties hereto, except that the duties and responsibilities of Consultant hereunder are of personal nature and shall not be assignable or delegable in whole or in part by Consultant.

         11. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with laws of the State of California, without giving effect to any conflict of law provisions.

         12. NOTICES. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered, sent by facsimile or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):


                  If to CNC, to:

         ChemNavigator.com, Inc.
         6166 Nancy Ridge Drive
         San Diego, CA  92121
         Attention:  Scott Hutton
         Facsimile No.: (858) 625-2377
         With a copy to: Corporate Secretary

                  If to Consultant, to:

         Richard P. Burgoon, Jr.
         c/o Arena Pharmaceuticals, Inc.
         6166 Nancy Ridge Drive
         San Diego, CA 92131
         FACSIMILE NO.: (619) 453-7210

or to such other names or addresses as CNC or Consultant, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this paragraph.

         13. COUNTERPARTS. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Consultant and CNC. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

         14. SEVERABILITY. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed, or caused to be duly executed, this Agreement as of the date first above written.

CHEMNAVIGATOR.COM, INC.



By: /s/ Jack Lief                               By:  /s/ Richard P. Burgoon, Jr.
    --------------------------------                 ---------------------------
JACK LIEF                                            Richard P. Burgoon, Jr.
     President
     ChemNavigator.Com, Inc.
     6166 Nancy Ridge Drive
     SAN DIEGO, CA 92121



Date: May 26, 1999                              Date: May 26, 1999

                                    EXHIBIT A

               DESCRIPTION OF CONSULTING SERVICES AND COMPENSATION


SCOPE OF SERVICES:

Consultant shall provide Company with legal services support. Consultant shall only be required to provide a maximum of 200 hours per year for Services.

COMPENSATION

Consultant shall be issued One Hundred Seventy Five Thousand (175,000) shares of Company Common Stock, par value $.0001 ("Founders Shares").

TERM:

48 months

SCHEDULE OF PAYMENTS:

The Founders Shares shall be issued to Consultant by the Company as follows:

         Consultant shall make payment to the Company for the Founders Shares ($17.50), in full, within thirty (30) days of this Agreement.

         Founders Shares shall vest as follows:

                  May 26, 2000:                      43,750
                  May 26, 2001:                      43,750
                  May 26, 2002:                      43,750
                  May 26, 2003:                      43,750

         Accelerated vesting of all unvested shares shall occur at any of the following events:

                  1) on the completion of an acquisition or asset transfer of the Company (other than through the issuance by the Company of preferred stock), whereby at least 50.1% of the assets of the Company are acquired or transferred ("completion" being evidenced by the signing of a definitive agreement between the Company and the acquiring or transferee party); or

                  2) on the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 or any equivalent or successor form under the Securities Act, covering the offer and sale of Common Stock for the account of the Company to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $10.00 per share (appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like) which results in aggregate net cash proceeds to the Company in excess of Fifteen Million Dollars ($15,000,000).


         Company reserves the right to re-purchase from Consultant any un-vested Founders Shares (at $.0001 per un-vested share) in the event that Consultant discontinues employment with Arena Pharmaceuticals, Inc.



   /s/ RPB
-------------------
CONSULTANT
                                    INITIALS

                                   EXHIBIT B


As of September 30, 2001:


    Total Unexercised           Total Vested             Shares Issued          ChemNavigator.com
        Options                 Unexercised             Upon Exercise of          Shares (subject
      Outstanding                 Options               Unvested Options          to repurchase)
      -----------                 -------               ----------------          --------------
         87,500                    12,500                     46,250                  87,500
